Exhibit 99.1

NEWS RELEASE

November 30, 2015

NCR CORPORATION PROVIDES PRO FORMA INFORMATION
WITH RESPECT TO ITS TENDER OFFER

DULUTH, Georgia – November 30, 2015 – NCR Corporation (NYSE: NCR) is providing the following additional information with respect to its offer to purchase up to $1.0 billion of shares of common stock, par value $0.01 per share, of NCR pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $26.00 per share and not greater than $29.50 per share or (ii) purchase price tenders, which will be deemed to have been tendered at the minimum price of $26.00 per share, in either case net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 13, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended and supplemented from time to time, the “Tender Offer”).

Pro Forma Information

The following unaudited pro forma consolidated financial information is derived from the historical financial statements of NCR, which NCR prepares in accordance with generally accepted accounting principles in the United States. The pro forma financial information presented below should be read in conjunction with our historical consolidated financial statements and accompanying notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2015.

The unaudited pro forma balance sheet data assumes that the Transactions (as defined below) were completed on September 30, 2015 and the unaudited pro forma statement of operations data for the year ended December 31, 2014 and the nine months ended September 30, 2015 assumes that the Transactions were completed on January 1, 2014.

The unaudited pro forma information gives effect to the following transactions (the “Transactions”):

●
the issuance by NCR to funds managed by or affiliated with Blackstone Capital Partners VI, L.P. and Blackstone Tactical Opportunities L.L.C. of $820 million of a new issue of our perpetual convertible preferred shares, which are convertible into shares of NCR common stock at an initial conversion price of $30.00 per share and an initial conversion rate of 33.33 shares of NCR common stock per share of preferred stock and carry a cumulative annual dividend at a rate of 5.5%, which will be payable quarterly in arrears and will be payable in kind for the first sixteen dividend payment dates and thereafter in cash or in kind at NCR’s option (the “Strategic Investment”);

●
the purchase by NCR of 38,461,538 shares of its common stock for an aggregate purchase price of $1.0 billion pursuant to the Tender Offer (which assumes that the Tender Offer is fully subscribed and that the purchase price per share is determined to be $26.00 (the lowest per-share purchase price under the terms of the Tender Offer)) funded by the cash proceeds from the issuance of the convertible perpetual preferred stock as well as borrowings under the revolving portion of our senior secured credit facility; and

●
borrowings by NCR of $210 million under the revolving portion of our senior secured credit facility to pay a portion of the cash proceeds of the Tender Offer and related fees and expenses in connection with the Strategic Investment and the Tender Offer.

This unaudited pro forma financial information is not intended to represent and may not necessarily be indicative of either our financial position or results of operations that would have been reported had the Transactions been completed on the terms and dates described above and should not be taken as representative of and is not necessarily indicative of our future financial condition or results of operations.

Unaudited Pro Forma Consolidated Balance Sheet Data

	September 30, 2015
In millions, except per share amounts	As Reported	Adjustments for the Transactions		Pro Forma
Assets
Current assets
Cash and cash equivalents	$303	$820	(1)	$303
		$210	(1)
		$(1,000)	(1)
		$(30)	(1)
Accounts receivable, net	1,424	—		1,424
Inventories	718	—		718
Other current assets	453	—		453
Total current assets	2,898	—		2,898
Property, plant and equipment, net	338	—		338
Goodwill	2,750	—		2,750
Intangible Assets, net	830	—		830
Prepaid pension cost	137	—		137
Deferred income taxes	383	—		383
Other assets	551	—		551
Total assets	$7,887	$—		$7,887
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$5	$—		$5
Accounts payable	691	—		691
Payroll and benefits liabilities	210	—		210
Deferred service revenue and customer deposits	537	—		537
Other current liabilities	392	—		392
Total current liabilities	1,835	—		1,835
Long-term debt	3,243	210	(2)	3,453
Pension and indemnity plan liabilities	684	—		684
Postretirement and postemployment benefits liabilities	180	—		180
Income tax accruals	176	—		176
Other liabilities	82	—		82
Total liabilities	6,200	210		6,410
Redeemable noncontrolling interest	12	—		12
Convertible preferred stock	—	795	(3)	795
Stockholders’ equity
NCR stockholders’ equity
Preferred stock	—	—		—
Common stock	2	(1)	(4)	1
Paid-in capital	485	(485)	(4)	—
Retained earnings	1,357	(519)	(4)	838
Accumulated other comprehensive (loss) income	(175)	—		(175)
Total NCR stockholders’ equity	1,669	(1,005)		664
Noncontrolling interests in subsidiaries	6	—		6
Total stockholders’ equity	1,675	(1,005)		670
Total liabilities and stockholders’ equity	$7,887	$—		$7,887

Other data:
Book value per share	$9.82			$5.05

Notes to Unaudited Pro Forma Consolidated Balance Sheet Data

(1)
Reflects the $820 million to be received from the Strategic Investment and the borrowing under the revolving portion of our senior secured credit facility of $210 million, offset by the $1 billion offered to be paid in the Tender Offer and the related fees and expenses of $30 million.

(2)	Reflects the borrowing under the revolving portion of our senior secured credit facility to partially fund the Tender Offer and related fees and expenses.
(3)	Reflects the initial value of the perpetual convertible preferred stock of $820 million issued pursuant to the Strategic Investment less related fees and expenses of $25 million.
(4)	Reflects the $1 billion offered to be paid in the Tender Offer plus related fees and expenses of $5 million.

Unaudited Pro Forma Consolidated Statements of Operations Data

	For the Nine Months Ended September 30, 2015		For the Year Ended December 31, 2014
In millions, except per share amounts	As Reported	Pro Forma	As Reported	Pro Forma
Product revenue	$1,995	$1,995	$2,892	$2,892
Service revenue	2,698	2,698	3,699	3,699
Total revenue	4,693	4,693	6,591	6,591
Cost of products	1,539	1,539	2,153	2,153
Cost of services	2,161	2,161	2,706	2,706
Selling, general and administrative expenses	788	788	1,012	1,012
Research and development expenses	175	175	263	263
Restructuring-related charges	33	33	104	104
Total operating expenses	4,696	4,696	6,238	6,238
Income (loss) from operations	(3)	(3)	353	353
Interest expense (1)	(131)	(134)	(181)	(186)
Other expense, net	(14)	(14)	(35)	(35)
Income (loss) from continuing operations before income taxes	(148)	(151)	137	132
Income tax expense (benefit) (1)	50	49	(48)	(50)
Income (loss) from continuing operations	(198)	(200)	185	182
(Loss) income from discontinued operations, net of tax	(4)	(4)	10	10
Net income (loss)	(202)	(204)	195	192
Net income attributable to noncontrolling interests	4	4	4	4
Net income (loss) attributable to NCR	$(206)	$(208)	$191	$188

Amounts attributable to NCR common stockholders:
(Loss) income from continuing operations	$(202)	$(204)	$181	$178
Dividends on convertible preferred shares	—	(36)	—	(46)
Dividend equivalents on convertible preferred shares related to redemption value accretion	—	(2)	—	(3)
(Loss) income from continuing operations attributable toNCR common stockholders	(202)	(242)	181	129
(Loss) income from discontinued operations, net of tax	(4)	(4)	10	10
Net income (loss) attributable to NCR common stockholders	$(206)	$(246)	$191	$139

Income (loss) per share attributable to NCR common stockholders:
Income (loss) per common share from continuing operations
Basic	$(1.19)	$(1.85)	$1.08	$1.00
Diluted	$(1.19)	$(1.85)	$1.06	$0.97
Net income (loss) per common share
Basic	$(1.22)	$(1.88)	$1.14	$1.07
Diluted	$(1.22)	$(1.88)	$1.12	$1.05
Weighted average common shares outstanding
Basic	169.5	131.0	167.9	129.4
Diluted	169.5	131.0	171.2	132.7

Other data:
Ratio of earnings to fixed charges (2)	N/A (3)	N/A (3)	1.59	1.56
Ratio of earnings to fixed charges and preferred stock dividends (4)	—	N/A (5)	—	1.28

Notes to Unaudited Pro Forma Consolidated Statements of Operations Data

(1)
Reflects the additional interest expense and related tax impact related to the borrowing of $210 million under the revolving portion of our senior secured credit facility to partially fund the Tender Offer and to pay related fees and expenses, which is $3 million and $1 million, respectively, for the nine months ended September 30, 2015 and $5 million and $2 million, respectively, for the year ended December 31, 2014.

(2)
For purposes of calculating the ratio of earnings to fixed charges, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes plus fixed charges less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, and imputed interest on our lease obligations. The interest component of rent was estimated to equal 1/3 of such expense, which is considered a reasonable approximation of the interest factor.

(3)
For the nine months ended September 30, 2015, fixed charges exceeded earnings by $152 million, resulting in a ratio of less than one.  On a pro forma basis, for the nine months ended September 30, 2015, fixed charges exceeded earnings by $155 million, resulting in a ratio of less than one.

(4)
For purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes plus interest expense plus imputed interest on our lease obligations less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, and (ii) fixed charges consist of interest expense, which includes amortization of finance charges, imputed interest on our lease obligations, and preferred stock dividends consisting of dividends on our perpetual convertible preferred shares and dividend equivalents on perpetual convertible preferred shares related to the redemption value accretion. The interest component of rent was estimated to equal 1/3 of such expense, which is considered a reasonable approximation of the interest factor.

(5)	On a pro forma basis, for the nine months ended September 30, 2015, fixed charges and preferred stock dividends exceeded earnings by $193 million, resulting in a ratio of less than one.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 550 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Website: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning.

Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on NCR’s current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including factors relating to: our ability to successfully close the investment by Blackstone and achieve its potential benefits; the price at which we ultimately determine to purchase shares in the Tender Offer and the number of shares tendered in the Tender Offer; the price and time at which we may make any additional share repurchases following completion of the Tender Offer, the number of shares acquired in such repurchases and the terms, timing, costs and interest rate on any indebtedness incurred to fund such repurchases; domestic and global economic and credit conditions, including, in particular, market conditions and investment trends in the retail industry, and economic and market conditions in China and Russia; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products or problems with our hosting facilities; manufacturing disruptions; collectability difficulties in subcontracting relationships in emerging industries; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions; and the other risks and uncertainties described in NCR’s filings with the Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NCR’s annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015 and in any of NCR’s subsequently filed Form 10-Qs. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information

On November 13, 2015, NCR Corporation filed with the United States Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO regarding the Tender Offer described in this document.  NCR Corporation’s stockholders are strongly advised to read the Tender Offer Statement on Schedule TO (as updated and amended) filed by NCR Corporation with the SEC, because it contains important information that NCR Corporation’s stockholders should consider prior to making any decisions with respect to such Tender Offer.  The Tender Offer Statement on Schedule TO and other documents filed by NCR Corporation with the SEC are available for free at the SEC’s website (http://www.sec.gov) and may be obtained at no charge from NCR at http://investor.ncr.com or by directing a request to Gavin Bell, Vice President of Investor Relations, at 212-589-8468.

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Investor Contact
Gavin Bell
NCR Corporation
212.589.8468
gavin.bell@ncr.com